Sixth Amendment to
Receivables Sale Agreement and Waiver Agreement

This Sixth Amendment and Waiver Agreement (herein, the “Amendment and Waiver Agreement”), dated as of December 30, 2008, is entered into among Crompton & Knowles Receivables Corporation, a Delaware corporation, as Seller (the “Seller”), Chemtura Corporation (f/k/a Crompton Corporation), a Delaware corporation, as the initial Collection Agent (the “Initial Collection Agent”), and, together with any successor thereto, the “Collection Agent”), The Royal Bank of Scotland plc (as successor to ABN AMRO Bank N.V.), as agent for the Purchaser Group to which Amsterdam is a party and the Purchasers (the “Agent”), Calyon New York Branch (“Calyon”), as the Purchaser Agent for the Purchaser Group to which Atlantic is a party, Wachovia Bank, National Association (“Wachovia”), as Letter of Credit issuer (in such capacity, the “LC Issuer”) and as Purchaser Agent for the Purchaser Group to which VFCC is a party, the other Purchaser Agents from time to time party hereto, the related bank purchasers party hereto (the “Related Bank Purchasers”), Amsterdam Funding Corporation (“Amsterdam”), as a Conduit Purchaser, Atlantic Asset Securitization LLC (“Atlantic”), as a Conduit Purchaser, Variable Funding Capital Company, LLC (“VFCC”), as a Conduit Purchaser.

Witnesseth:

A.Reference is hereby made to that certain Fourth Amended and Restated Receivables Sale Agreement, dated as of September 28, 2006 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Purchaser Agents from time to time party thereto, the Related Bank Purchasers from time to time party thereto, the Conduit Purchasers from time to time party thereto and the Agent.  Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

B.Chemtura has in certain fiscal quarters occurring prior to September 30, 2008 not been in compliance, and for the calendar quarter ending December 31, 2008 may not be in compliance, with certain of the financial covenants (the “Credit Agreement Defaults”) set forth in Section 5.03 of the Chemtura Credit Agreement (as such agreement was in effect as of July 1, 2005 without regard to any subsequent amendment, supplement, waiver or termination thereof).  As a result of such Credit Agreement Defaults, Termination Events have previously occurred and may in the future occur under clause (m) of the definition of “Termination Event” contained in the Sale Agreement (collectively, together with the “Waived Termination Events”).  In addition, to the extent of the occurrence of the Waived Termination Events prior to September 30, 2008, the Seller should not have been permitted to accept any additional Purchases under Section 7.2 of the Sale Agreement and the Collection Agent is required to set aside and hold in trust all Collections for application pursuant to Section 2.3(b) of the Sale Agreement.  Failure to comply with such obligations would also result in Potential Termination Events or Termination Events under the Sale Agreement.

C.The Seller has requested that the Purchasers temporarily waive exercising certain rights and remedies under the Transaction Documents under the terms and conditions set forth herein.

D.In order to accommodate the Seller’s request, during and only during the period (the “Waiver Period”) beginning on the date of this Agreement and ending on March 30, 2009 (the “Scheduled Waiver Expiration Date”), the Agent and Purchaser Agents (collectively, the “Waiving Parties”) are willing to temporarily waive from exercising certain rights and remedies available solely by reason of the Waived Termination Events on the terms, conditions, and provisions contained in this Amendment and Waiver Agreement.

E.The parties hereto also desire to amend the Sale Agreement pursuant to Section 9.6 of the Sale Agreement under the terms and conditions provided herein;

Now, Therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Incorporation of Recitals; Defined Terms.  Each of the Seller and the Collection Agent acknowledges that the Recitals set forth above are true and correct in all material respects.  The defined terms in the Recitals set forth above are hereby incorporated into this Amendment and Waiver Agreement by reference.  All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Sale Agreement.

2.Acknowledgment of Termination Events.  The Termination Events arising out of Credit Agreement Defaults have occurred during certain fiscal quarters occurring prior to September 30, 2008.  Each of the Seller and Collection Agent represents to the Agent and Purchaser Agents that there are no Potential Termination Events other than the Waived Termination Events.

3.Waiver.  Unless and until a Waiver Termination occurs, the Purchasers will permit Reinvestment Purchases to continue during the Waiver Period and Incremental Purchases to continue through and including February 27, 2009 in each case in accordance with the terms of the Agreement and each Purchaser will not exercise any other rights or remedies it may have as a result of the occurrence of the Waived Termination Events.

4.Waiver Termination.  As used in this Amendment and Waiver Agreement, “Waiver Termination” shall mean the occurrence of the Scheduled Waiver Expiration Date, or, if earlier, the occurrence of any one or more of the following events: (a) any Termination Event under the Sale Agreement, other than the Waived Termination Event; (b) any failure by the Seller for any reason to comply with any term, condition, or provision contained in this Amendment and Waiver Agreement; (c) any representation made by the Seller in this Amendment and Waiver Agreement proves to be incorrect or misleading in any material respect when made; or (d) the Parent Credit Agreement Waiver (as hereinafter defined) shall cease to be effective.  The occurrence of any Waiver Termination shall be deemed a Termination Event under the Sale Agreement.  Upon the occurrence of a Waiver Termination, the Waiver Period is automatically terminated without notice, all Purchases shall cease and the Purchasers shall be entitled to exercise all rights and remedies available to them.

5.No Waiver and Reservation of Rights.  The Seller acknowledges and agrees that immediately upon expiration of the Waiver Period or upon a Waiver Termination, the Agent and the Purchasers have all of their rights and remedies with respect to the Waived Termination Event to the same extent, and with the same force and effect, as if this waiver had not occurred.  The Seller will not assert and hereby forever waives any right to assert that (i) the Agent or the Purchasers are obligated in any way to continue beyond the Waiver Period or upon a Waiver Termination, to extend any Waiver Period, or otherwise to forbear from enforcing their rights or remedies or (ii) that the Agent and the Purchasers are not entitled to act on the Waived Termination Event after the occurrence of a Waiver Termination as if such default had occurred and the Waiver Period had never existed.  The Seller acknowledges that the Agent and the Purchasers have made no representations as to what actions, if any, the Agent and the Purchasers will take after the Waiver Period or upon the occurrence of any Waiver Termination, a Potential Termination Event or Termination Event (other than a Waived Termination Event during the Waiver Period), and the Purchasers and the Agent must and do hereby specifically reserve any and all rights, remedies, and claims they have (after giving effect hereto) with respect to the Waived Termination Events and each other Potential Termination Event or Termination Event that may occur.

6.Release.  FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE PURCHASERS IN THIS AMENDMENT AND WAIVER AGREEMENT, THE SELLER HEREBY RELEASES THE AGENT, EACH PURCHASER AGENT AND EACH PURCHASER, ITS CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE “RELEASED PARTIES”) OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH THE SELLER HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE, INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF THE AGREEMENT, AND THE SELLER FURTHER ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT DOES NOT HAVE ANY COUNTERCLAIM, SET-OFF, OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH THE SELLER HEREBY EXPRESSLY WAIVES.

7.Waiving Parties Representation.  The Waiving Parties hereby represent and warrant to the Seller and the Collection Agent that The Royal Bank of Scotland plc has effectively assumed and/or succeeded to the right and obligations of ABN AMRO N.V. under the Transaction Documents in accordance with terms thereof.

8.Amendments to the Sale Agreement.  (a)  The following covenant shall be added as a new covenant to the end of Section 5.1:

“(q)(x) If the Funding Commitments are in place by December 31, 2008, by no later than January 31, 2009, or (y) otherwise by no later than January 15, 2009, the Seller (i) shall cause each Lock-Box Bank to transfer all of the Lock-Box Accounts to the name of the Seller pursuant to an agreement substantially in the form of Exhibit J hereto and, in any event, in form and substance satisfactory to the Agent, and (ii) shall cause new Lock-Box Letters to be executed with respect to all such Lock-Box Accounts in form and substance satisfactory to the Agent.  As used herein, “Funding Commitments” means commitments in form and substance satisfactory to each Purchaser Agent for a lending facility in an amount at least equal to $100,000,000, the initial proceeds of which must be used to refinance the Matured Aggregate Investment.”

(b)Clause (d) of the definition of “Termination Date” appearing in Schedule I to the Sale Agreement shall be amended by deleting the date “August 30, 2010” appearing therein and inserting the date “March 30, 2009” in lieu thereof.

(c)Schedule II to the Sale Agreement is hereby amended in its entirety and as so amended shall read as set forth on Schedule II attached hereto.

(d)Exhibit J attached hereto shall be incorporated into and attached to the Sale Agreement as a new Exhibit J thereto.

(e)The defined term “Purchase Limit” appearing in Schedule I to the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Purchase Limit” means $100,000,000.

9.Conditions Precedent. This Amendment and Waiver Agreement shall become effective on the date that each of the following shall have been satisfied  (with the date on which such conditions shall have been satisfied or waived shall be referred to as the “Effective Date”) (i) the Agent shall have received counterparts hereof executed by the Seller, the Initial Collection Agent, each Purchaser, each Purchaser Agent and the Agent, (ii) the Seller shall have paid to each Purchaser Agent an upfront fee equal to 50 basis points (0.50%) on the revised Commitments of each Purchaser Group set forth on Schedule II hereto, (iii) the Agent shall have received an executed copy of the Waiver and Amendment No. 2 to the Amended and Restated Credit Agreement dated as of December 30, 2008 relating to the Chemtura Credit Agreement (the “Chemtura Credit Agreement Waiver”), and (iv) the Seller shall have paid all of the invoiced and outstanding legal fees of Chapman and Cutler LLP, counsel to the Agent, and all outstanding legal fees of counsel to the Purchasers as well as any other outstanding costs and expenses of the Agent or the Purchasers owing pursuant to the Sale Agreement, including, without limitation, the amounts owing to Ernst & Young LLP in connection with their review of the securitization facility.

10.Representations and Warranties. To induce the Agent and the Purchasers to enter into this Amendment and Waiver Agreement, the Seller and Collection Agent represent and warrant to the Agent and the Purchasers that after taking into effect this Amendment and Waiver Agreement:  (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof (other than, in the case of Section 5.1(i) of the Purchase Agreement, any change in the financial condition of the Parent as set forth in the consolidated financial statements of Chemtura as of September 30, 2008 and for the nine month period then ended) with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no other Potential Termination Events, other than the Waived Termination Events exists; (c) this Amendment and Waiver Agreement has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Collection Agent, and the Sale Agreement, as amended by this Amendment and Waiver Agreement, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Collection Agent, enforceable against the Seller and the Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Collection Agent of this Amendment and Waiver Agreement or the performance by the Seller or the Collection Agent of the Sale Agreement, as amended by this Amendment and Waiver Agreement, or any other Transaction Document to which they are a party.

11.Counterparts.  This Amendment and Waiver Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment and Waiver Agreement.

12.Guarantor Consent.  By executing this Amendment, Chemtura Corporation confirms that it is the “Guarantor” under the Limited Guaranty and that the Limited Guaranty and Chemtura Corporation’s obligations thereunder remain in full force and effect.

13.Transaction Documents Remain Effective, Miscellaneous. Except as specifically provided above, the Sale Agreement and the other Transaction Documents and all of the obligations of the Seller thereunder, the rights and benefits of the Agent and Purchasers thereunder, and the security interests and other property rights created thereby remain in full force and effect and are hereby ratified and confirmed in all respects.  Without limiting the foregoing, the Seller agrees to comply with all of the terms, conditions, and provisions of the Transaction Documents as amended hereby and agreed to herein.  The execution, delivery, and effectiveness of this Amendment and Waiver Agreement shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents other than as expressly set forth herein.  Any provision of this Amendment and Waiver Agreement held invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provision hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereto hereby acknowledge and agree that this Amendment and Waiver Agreement shall constitute a Transaction Document for all purposes of the Sale Agreement and the other Transaction Documents.  Unless otherwise expressly stated herein, the provisions of this Amendment and Waiver Agreement shall survive the termination of the Waiver Period.

14.Governing Law.  This Amendment and Waiver Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

In Witness Whereof, the parties have caused this Amendment and Waiver Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

The Royal Bank of Scotland plc (as successor to ABN AMRO N.V.), as Agent and as a Committed Purchaser

By:	Greenwich Capital Markets, Inc., as agent

By:	/s/ Daniel P. McGarvey
Name: Daniel P. McGarvey
Title: Managing Director

Address:	c/o ABN AMRO Bank N.V. 540 West Madison Street 27th Floor Chicago, Illinois 60661 Attention: Agent Telephone: (312) 338-3491 Telecopy: (312) 338-0140

Amsterdam Funding Corporation

By:	/s/ Jill A. Russo
Name: Jill A. Russo
Title: Vice President

Address:
c/o Global Securitization Services, LLC
68 South Service Road
Suite 120
Melville, New York  11747
Attention:  Frank B. Bilotta
Telephone:  (212) 302-5151
Telecopy:  (212) 302-8767

With a copy to:

The Royal Bank of Scotland plc
Greenwich Capital Markets, Inc., as agent
c/o ABN AMRO Bank N.V.
540 West Madison Street
27th Floor
Chicago, Illinois  60661
Attention:  Amsterdam Administrator
Telephone:  (312) 338-3491
Telecopy:  (312) 338-0140

Wachovia Bank, National Association, as the LC Issuer, the Related Bank Purchaser for VFCC and as the VFCC Purchaser Agent

By:	/s/ Michael J. Landry
Name: Michael J. Landry
Title: Vice President

Variable Funding Capital Company, LLC

By:	Wachovia Capital Markets, LLC, as Attorney-in-Fact

By:	/s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr.
Title: Director

Calyon New York Branch, as the Related Bank Purchaser for Atlantic and as the Atlantic Purchaser Agent

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Atlantic Asset Securitization LLC

By:	/s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director

Crompton & Knowles Receivables Corporation, as Seller

By:	/s/ Stephen Forsyth
Name: Stephen Forsyth
Title: President

Chemtura Corporation (f/k/a Crompton Corporation), as Initial Collection Agent

By:	/s/ Stephen Forsyth
Name: Stephen Forsyth
Title: Chief Financial Officer

Schedule II

Related Bank Purchasers
 and Commitments of Related Bank Purchasers and Purchase Groups

Conduit Purchaser	Name of Related Bank Purchaser	Commitment

Amsterdam Funding Corporation	The Royal Bank of Scotland plc	$46,365,120
Atlantic Asset Securitization LLC	Calyon New York Branch	27,817,440
Variable Funding Capital Company, LLC	Wachovia Bank, National Association	27,817,440

Purchaser Group Commitments

Purchaser Group	Commitment
Amsterdam Purchaser Group	$46,365,120
Atlantic Purchaser Group	27,817,440
VFCC Purchaser Group	27,817,440

Exhibit J

Transfer of Lock-Box Accounts

January __, 2009

Citigroup
4500 New Linden Hill Road
Wilmington, Delaware  19808
Attention:  Mary Jo Huelsman

Ladies and Gentlemen:

We hereby notify you of the transfer by Crompton Sales Company of lock-box numbers 7247-8429 and the associated lock-box demand deposit account number 40555094 to Crompton & Knowles Receivables Corporation.  You are hereby instructed to update your records to reflect the foregoing.

Very truly yours, Crompton Sales Company

By:
Name
Title